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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Outside Directors' Stock Option Plan of Marsh Supermarkets, Inc. of our report dated May 19, 2000, with respect to the consolidated financial statements of Marsh Supermarkets, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended April 1, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Indianapolis, Indiana
August 7, 2000